Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Steven Nelson
GNC Corporation
(412) 288-8389
steven-nelson@gnc-hq.com
GNC Corporation Reports Third Quarter and
First Nine Months 2005 Financial Results
Domestic Corporate Same Store Sales Increase 1.0% for the Third Quarter
Pittsburgh PA, November 3, 2005: GNC Corporation (“GNC” or the “Company”), the largest global specialty retailer of nutritional supplements, today reported its financial results for the quarter and nine-month period ended September 30, 2005.
The Company reported consolidated revenues of $322.6 million for the third quarter ended September 30, 2005 compared to consolidated revenues of $323.1 million for the same quarter of the prior year, a slight decrease of 0.2%. The Company was able to offset a 32.4% decline in the diet category in our domestic company-owned locations with gains in sales of sports nutrition, herbs and vitamin products. For the third quarter of 2005, same store sales in domestic company-owned stores increased 1.0%. Same store sales in our domestic franchise stores declined 4.7% in the quarter.
EBITDA of $25.5 million for the third quarter ended September 30, 2005, was negatively affected by $1.9 million of unusual costs, including $1.0 million from a legal settlement relating to a third-party product lawsuit and hurricane related losses of $0.9 million. EBITDA for the third quarter of 2004 was $31.6 million which included a $1.3 million charge for a withdrawn securities offering.
Net Income for the third quarter ended September 30, 2005, was $3.2 million compared to $8.5 million for the third quarter of 2004.
Revenue for the nine months ended September 30, 2005, was $992.3 million compared to $1,043.4 million for the same period in 2004. Our domestic same store sales decreased for the first nine months of 2005 by 4.3% in our company-owned locations and 6.5% in our franchise locations. These declines in same store sales resulted in a $51.1 million decrease in total revenue for the nine months ended September 30, 2005. Total sales in our diet category were down 34.6% or $55.2 million in our domestic company-owned locations and were partially offset by gains in the sports nutrition, herbs and vitamin categories.
EBITDA for the nine months ended September 30, 2005 was $84.5 million compared to $115.4 million for the same period in 2004. Net Income for the nine months ended September 30, 2005 was $13.0 million, compared to $39.1 million for the same period in 2004.

For the nine months ended September 30, 2005, the Company generated $34.7 million in cash from operating activities, with ending cash on the consolidated balance sheet of $62.4 million. Additionally, in January 2005, the Company utilized $39.4 million of cash to repay a portion of its Senior Credit Facility in conjunction with the issuance of $150.0 million of 8-5/8% Senior Notes. At September 30, 2005, the Company had $473.9 million of total debt outstanding, with its revolver undrawn.
Bruce Barkus, President and CEO of GNC comments, “Our team continues to focus on the business strategies established at the beginning of the year. We are delighted to announce a 1.0% positive comp in our domestic company-owned stores. The strength of our core business in sports, herbs and vitamins has clearly offset the continuing challenges we face in diet.”
As of September 30, 2005, GNC Corporation, headquartered in Pittsburgh, Pennsylvania, operated 2,633 company-owned stores in the U.S. and Canada and had 1,212 domestic franchised locations, 1,114 Rite Aid “store-within-a-store” locations and 822 international franchised locations. GNC is the largest global specialty retailer of nutritional supplements, which includes vitamin, mineral and herbal supplements (VMHS), sports nutrition products, diet and energy products and other wellness products.
GNC will be hosting a conference call to report the third quarter 2005 financial results on Thursday, November 3, 2005 at 11:00 am ET. To listen to this call inside the U.S. dial: 1-800-588-4973 confirmation # 13112857, and outside the U.S. dial: 1-847-413-2407, confirmation #13112857. A webcast of the call will be available on GNC.com until November 17, 2005.
This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. GNC believes there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain, we may not realize our expectations and our beliefs may not prove correct. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. Factors that may materially affect such forward-looking statements include, among others:
•	significant competition in our industry;
•	unfavorable publicity or consumer perception of our products;
•	the incurrence of material products liability;
•	costs of compliance and our failure to comply with governmental regulations;
•	the failure of our franchisees to conduct their operations profitably and limitations on our ability to terminate or replace under-performing franchisees;
•	economic, political and other risks associated with our international operations;
•	our failure to keep pace with the demands of our customers for new products and services;
•	disruptions in our manufacturing system or losses of manufacturing certifications;
•	increases in the frequency and severity of insurance claims, particularly for claims for which we are self-insured;
•	loss or retirement of key members of management;
•	increases in the cost of borrowings and unavailability of additional debt or equity capital;
•	the impact of our substantial indebtedness on our operating income and our ability to grow; and
•	the failure to adequately protect or enforce our intellectual property rights against competitors.

Results of Operations and Comprehensive Income
(Dollars in millions and percentages expressed as a percentage of total net revenues)

(unaudited)	Three Months Ended September 30,				Nine Months Ended September 30,
	2005		2004		2005		2004
Revenues:
Retail	$239.2	74.1%	$235.0	72.8%	$744.7	75.0%	$776.0	74.4%
Franchise	53.2	16.5%	57.6	17.8%	163.5	16.5%	180.6	17.3%
Manufacturing / Wholesale	30.2	9.4%	30.5	9.4%	84.1	8.5%	86.8	8.3%

Total net revenues	322.6	100.0%	323.1	100.0%	992.3	100.0%	1,043.4	100.0%

Operating expenses:

Cost of sales, including costs of warehousing, distribution and occupancy	222.1	68.9%	216.8	67.1%	676.2	68.2%	690.5	66.1%
Compensation and related benefits	58.5	18.1%	54.0	16.7%	172.0	17.3%	173.0	16.6%
Advertising and promotion	8.7	2.7%	10.0	3.1%	36.8	3.7%	35.3	3.4%
Other selling, general and administrative expenses	17.3	5.4%	18.2	5.7%	53.2	5.4%	52.8	5.1%
Amortization expense	1.1	0.3%	1.0	0.3%	3.0	0.3%	3.0	0.3%
Foreign currency (gain) loss	—	0.0%	(0.3)	-0.1%	(0.1)	0.0%	0.1	0.0%
Other expense (income)	—	0.0%	1.3	0.4%	(2.5)	-0.3%	1.3	0.1%

Total operating expenses	307.7	95.4%	301.0	93.2%	938.6	94.6%	956.0	91.6%

Operating income:
Retail	16.4	5.1%	20.9	6.4%	55.5	5.6%	86.9	8.3%
Franchise	14.7	4.6%	16.1	5.0%	37.6	3.8%	49.7	4.8%
Manufacturing / Wholesale	11.4	3.5%	10.2	3.2%	36.1	3.6%	28.2	2.7%
Unallocated corporate and other (costs) income:
Warehousing and distribution costs	(12.5)	-3.9%	(12.1)	-3.7%	(37.4)	-3.8%	(37.1)	-3.6%
Corporate costs	(15.1)	-4.7%	(11.7)	-3.7%	(40.6)	-4.1%	(39.0)	-3.7%
Other (expense) income	—	0.0%	(1.3)	-0.4%	2.5	0.3%	(1.3)	-0.1%

Subtotal unallocated corporate and other (costs) income	(27.6)	-8.6%	(25.1)	-7.8%	(75.5)	-7.6%	(77.4)	-7.4%

Total operating income	14.9	4.6%	22.1	6.8%	53.7	5.4%	87.4	8.4%
Interest expense, net	9.9		8.6		33.2		25.8

Income before income taxes	5.0		13.5		20.5		61.6
Income tax expense	1.8		5.0		7.5		22.5

Net income	3.2		8.5		13.0		39.1
Other comprehensive income	0.8		0.8		0.3		0.3

Comprehensive income	$4.0		$9.3		$13.3		$39.4

Total operating income	$14.9		$22.1		$53.7		$87.4
Depreciation and Amortization Expense	10.6		9.5		30.8		28.0

EBITDA(1)(2)	$25.5		$31.6		$84.5		$115.4

CASH FROM OPERATIONS RECONCILIATION TO EBITDA
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2005	2004	2005	2004

Net cash provided by operating activities	$16.1	$34.7	$34.7	$60.5
Cash paid for interest (excluding deferred financing fees)	8.4	3.7	21.6	19.7
Cash paid for taxes	0.1	—	2.8	5.1
Changes in accounts receivable	1.8	1.5	5.8	1.7
Changes in inventory	(23.0)	(31.7)	7.5	(0.8)
Changes in accounts payable	21.8	20.4	23.1	19.0
Changes in other assets and liabilities	0.3	3.0	(11.0)	10.2

EBITDA (1)(2)	$25.5	$31.6	$84.5	$115.4

(1) EBITDA as used herein represents net income before interest expense (net), income tax expense, depreciation and amortization. We present EBITDA because we consider it a useful analytical tool for measuring our ability to service our debt and generate cash for other purposes. EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of our profitability or liquidity. EBITDA may differ from other similarly titled measures of other companies, limiting its usefulness as a comparative measure.
(2) Includes expense of $1.0 million from a legal settlement related to a third-party product lawsuit and $0.9 million hurricane related losses in the third quarter of 2005 and expense of $1.3 million from a withdrawn securities offering in the third quarter of 2004.